EXHIBIT 16.1

                       [LETTERHEAD OF ANTON & CHIA, LLP]


January 12, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: SOUTH BEACH SPIRITS, INC.
    File No. 001-36549

Dear Sir or Madam:

We have  read  Item  4.01 of Form 8-K  dated  January  12,  2016 of SOUTH  BEACH
SPIRITS, INC (the "Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,


/s/ Anton & Chia, LLP
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